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                                                                     EXHIBIT 5.1

ALLEN & OVERY

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                                                  www.allenovery.com

Our Ref: NY:26604
                                                                October 11, 2001

                                  AEGON Group
                                  -----------
                      Registration Statement on Form F-3
                      ----------------------------------


AEGON N.V.
Mariahoeveplein 50
2591 TV The Hague
The Netherlands

AEGON Funding Corp.
Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801

AEGON Funding Corp. II
Corporation Trust Center
1209 Orange Street
Wilmington, DE 19801


Dear Sirs:

We have acted as special United States counsel for AEGON N.V., a company incorporated under the laws of The Netherlands ("AEGON"), AEGON Funding Corp., a Delaware corporation ("AFC"), and AEGON Funding Corp. II, a Delaware corporation ("AFC II"), in connection with the proposed issuance by AEGON, AFC and AFC II (each, an "Issuer") of debt securities (the "Debt Securities"), which, if issued by AFC or AFC II, will be guaranteed by AEGON (with such guarantees hereinafter referred to as the "Guarantees"). The Debt Securities and the Guarantees are being registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement on Form F-3 (the "Registration Statement").

A. SCOPE OF REVIEW AND RELIANCE

In that connection, we have examined such documents, corporate records and other instruments, including the Registration Statement and the form of indenture (the "Indenture") included as an exhibit to the Registration Statement, as we have deemed necessary or appropriate for the purposes of this opinion.
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To:  AEGON N.V.
     AEGON Funding Corp.
     AEGON Funding Corp. II

Page: 2


B.  ASSUMPTIONS

In giving this opinion, we have assumed the following (without independent verification):

1. the legal capacity of all natural persons, the authority of all persons signing each of the documents on behalf of the parties to such documents an d the genuineness of all signatures;

2. the authenticity and completeness of all documents submitted to us as originals;

3. the conformity to original documents and the completeness of all documents submitted to us as certified or conformed copies or photocopies and the authenticity of the originals of such documents;

4. the conformity to original documents and the completeness of all documents received by us by facsimile transmission and the authenticity of the originals of such documents;

5. the due authorization of (a) the issuance of the Debt Securities and the Guarantees, and (b) the execution and delivery of the Indenture by AEGON; and

6. the due authorization, execution and delivery of the Indenture by the Trustee.

C.  OPINION

1. Based solely on certificates from the Secretary of State of the State of Delaware, each of AFC and AFC II is a corporation validly existing under the laws of the State of Delaware.

2. The issue and sale by AFC and AFC II of the Debt Securities have been duly authorized by AFC and AFC II. When the Indenture shall have been duly executed and delivered by AEGON, AFC and AFC II, it will constitute a valid and binding agreement of AFC, AFC II and AEGON, enforceable in accordance with its terms (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law).

3. The Debt Securities, when executed by AEGON, AFC or AFC II, as applicable, and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof, will be validly issued and will constitute valid and binding obligations of AEGON, AFC or AFC II, as applicable, enforceable in accordance with their respective terms (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law).

4. The Guarantees, when executed by AEGON, as guarantor, with respect to the Debt Securities of AFC or AFC II, as applicable, and when endorsed upon Debt Securities authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof, will be validly
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To:  AEGON N.V.
     AEGON Funding Corp.
     AEGON Funding Corp. II


Page: 3


    issued and will constitute valid and binding obligations of AEGON, as guarantor, enforceable in accordance with their respective terms (subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law).

D.  LIMITATIONS AND QUALIFICATIONS

1. We do not express any opinion herein concerning any law other than the Federal law of the United States of America, the law of the State of New York and the General Corporation Law of the State of Delaware. In particular, we do not purport to pass on any matter governed by the laws of The Netherlands.

2. We do not express any opinion herein as to AEGON's waiver of immunity from jurisdiction of any court or from any legal process with respect to itself or its property set forth in Section 114 of the Indenture.


We know that we are referred to under the heading "Validity of Securities" in the Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in the Registration Statement and any amendments (including post-effective amendments) thereto, to the incorporation by reference of this opinion and consent in any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and to the filing of this opinion with the Registration Statement as Exhibit 5.1 thereto. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act.



Very truly yours,


ALLEN & OVERY